Exhibit 10.4

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into as of August 7, 2025, by and among National Amusements, Inc. (to be renamed Harbor Lights Entertainment, Inc.), a Maryland corporation (“NAI”), NAI Entertainment Holdings LLC, a Delaware limited liability company (“NAI EH”), and SPV-NAIEH LLC, a Delaware limited liability company (“NAI SPV”, and together with NAI and NAI EH, the “NAI Parties”) and Paramount Skydance Corporation, a Delaware corporation (the “Company”). Unless otherwise specified herein, all capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Company’s Amended and Restated Certificate of Incorporation, dated as of August 7, 2025 (as may be amended from time to time, the “Restated Certificate”).

RECITALS

WHEREAS, the Restated Certificate provides that, subject to the requirements and limitations set forth therein, the Company shall take all Necessary Action to cause the slate of nominees recommended by the Company for election as directors of the Company to be consistent with Section 6 of Article V of the Restated Certificate (such slate of nominees, the “Director Nominees”); and

WHEREAS, the NAI Parties and the Company wish to enter into this Agreement to regulate the voting of shares held by the NAI Parties with respect to the election and removal of the Director Nominees.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Election of Directors. Subject to Section 7 of Article V of the Restated Certificate, each NAI Party agrees to vote, or cause to be voted, all shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) that it owns or over which such NAI Party has voting control, from time to time and at all times, in favor of the election of the Director Nominees that are nominated for election to the board of directors of the Company (the “Board”) in accordance with Article V of the Restated Certificate (including the election of any replacement Specified Stockholder Designee designated by the applicable Specified Stockholder in accordance with the Restated Certificate to fill a vacancy on the Board), whether by written consent or at a special or annual meeting of stockholders.

1.2 Removal of Specified Stockholder Designees. Each NAI Party agrees to vote, or cause to be voted, all shares of Class A Common Stock owned by such NAI Party, or over which such NAI Party has voting control, from time to time and at all times, upon the request of the Company (in accordance with Section 10 of Article V of the Restated Certificate at the request of the Specified Stockholder that nominated the applicable Specified Stockholder Designee), to remove any Specified Stockholder Designee from the Board, whether by written consent or at a special or annual meeting of stockholders.

2. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the mutual written agreement of the Company and the NAI Parties, (b) the first date that the NAI Parties no longer own any shares of Class A Common Stock and (c) the first date on which none of the Specified Stockholders have the right to nominate any directors for election to the Board pursuant to the Restated Certificate.

3. Miscellaneous.

3.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Further Assurances. Each party hereto agrees to execute and deliver such further documents and instruments and take such further actions as may be necessary to carry out the intent of this Agreement.

3.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

3.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by email (with confirmation by return email) to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this subsection. If notice is given to the Company, a copy shall also be sent to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:    Charles Ruck

Ian Nussbaum

Max Schleusener

Email:      Charles.Ruck@lw.com

Ian.Nussbaum@lw.com

Max.Schleusener@lw.com

3.7 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the NAI Parties and the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ David Ellison
Name:	David Ellison
Title:	Chief Executive Officer

Address:	[***]
[***]

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

NATIONAL AMUSEMENTS, INC.

By:	/s/ Ed Ryan
Name:	Ed Ryan
Title:	President and CEO
Address:	[***]
[***]

NAI ENTERTAINMENT HOLDINGS LLC

By:	/s/ Ed Ryan
Name:	Ed Ryan
Title:	President and CEO
Address:	[***]
[***]

SPV-NAIEH LLC

By:	/s/ Ed Ryan
Name:	Ed Ryan
Title:	President and CEO
Address:	[***]
[***]

SIGNATURE PAGE TO VOTING AGREEMENT